UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Web.com Group, Inc. (the “Company”) amended and restated its existing employment agreements with each of David L. Brown, Chief Executive Officer, Jeff Stibel, President, and Kevin Carney, Chief Financial Officer (each an “Executive” and together the “Executives”), effective as of December 11, 2008.  The Executives’ employment agreements were amended and restated to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The amended and restated employment agreements, among other things, provide for definitive provisions regarding the timing and form of severance payments.  In addition, the amended and restated employment agreements provide for the following:

Salary.  Mr. Brown’s annual base salary is $385,000, Mr. Carney’s annual base salary is $245,000, and Mr. Stibel’s annual base salary is unchanged, in each case subject to annual review by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Annual Bonus.  Each of Messrs. Brown, Stibel and Carney is eligible to earn an annual incentive bonus, as determined by the Committee. The annual target bonus amount will be set at 90%, 75% and 65%, respectively, of their annual base salary.  The Executive must remain an active employee through the time the Committee determines bonus amounts for executives in the Company to earn a bonus.

Benefits.  The Company will pay for the premiums for life insurance policies for each of Messrs. Brown and Stibel with coverage at a minimum of $2,000,000 and $1,500,000, respectively, and for disability insurance policies with coverage at a minimum of 80% of the base salary of each.

Post-Termination Exercise Periods.  The stock option grants held by Mr. Stibel are amended such that each option awarded to him prior to the commencement of his employment with the Company in his service as an executive officer of Web.com, Inc., which was acquired by the Company in September 2007, shall be exercisable (x) following his termination by reason of death, to the extent then vested, until the earlier of (i) the date that is eighteen (18) months following such termination or (ii) the expiration of the term of the option as set forth in the applicable option agreement; and (y) following his termination by reason of “Disability” (as defined in the Company’s 2008 Equity Incentive Plan), to the extent then vested, until the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the option as set forth in the applicable option agreement.

Confidential Information.  Each of Mssrs. Brown and Carney agree to certain non-competition and non-solicitation provisions for the period during his respective employment with the Company, and in the two (2) year period immediately following the date on which Executive ceases to be employed by the Company for any reason.

Severance Benefits.

Mssrs. Brown and Stibel

In the event that, prior to a Change of Control (as defined in the amended and restated employment agreements), Mr. Brown or Mr. Stibel is terminated without cause (as defined in the applicable agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Brown and Mr. Stibel are entitled to the following, subject to the Executive’s execution of an effective release of claims in favor of the Company, and the Executive’s observation of his continuing obligations to the Company following termination:

•
(i) a lump sum severance payment to Executive in an amount equal to eighteen (18) months of Executive’s then-current base salary plus 150% of the greater of (A) 80% of the Target Bonus for the year in which the termination occurs and (B) the prior year’s Target Bonus actually earned by Executive, subject to withholdings and deductions, (ii) acceleration of the vesting of each then-outstanding, unvested equity award held by Executive as to that number of shares under each such award that would have vested in the ordinary course had Executive continued to be employed by the Company for an additional eighteen (18) months (or, if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph shall equal the product of (A) the total number of shares subject to the award and (B) a fraction, the numerator of which is eighteen (18) and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of the Executive’s termination, (iii)  extension of the post-termination exercise period of all non-statutory stock options then held by Executive such that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Executive’s termination date and (iv) if Executive timely elects COBRA health insurance coverage, payment by the Company of Executive’s COBRA premiums for eighteen (18) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Executive must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within eighteen (18) months after the termination).

Mr. Carney

In the event that, prior to a Change of Control, Mr. Carney is terminated without cause (as defined in the applicable agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Carney is entitled to the following, subject to his execution of an effective release of claims in favor of the Company, and his observation of his continuing obligations to the Company following termination:

•
(i) a lump sum severance payment to Executive in an amount equal to twelve (12) months of Executive’s then-current base salary plus 100% of the greater of (A) 80% of the Target Bonus for the year in which the termination occurs and (B) the prior year’s Target Bonus actually earned by Executive, subject to withholdings and deductions, (ii) the vesting of each then-outstanding, unvested equity award held by Executive will accelerate as to that number of shares under each such award that would have vested in the ordinary course had Executive continued to be employed by the Company for an additional twelve (12) months (or, if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph with respect to such award shall equal the product of (A) the total number of shares subject to the award and (B) a fraction, the numerator of which is twelve (12) and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of the Executive’s termination (such vesting, the “12 Month Vesting”), (iii) extension of the the post-termination exercise period of all non-statutory stock options then held by Executive such that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Executive’s termination date, and (iv) if Executive timely elects COBRA health insurance coverage reimbursement by the Company of Executive’s COBRA premiums for twelve (12) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Executive must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within twelve (12) months after the termination).

Change of Control Benefits.  In the event the Company undergoes a Change of Control, Mssrs. Brown and Stibel are entitled to receive the following benefits, subject to the Executive’s execution of an effective release of claims in favor of the Company, immediately as of the Change of Control:

•
The Company shall make a lump sum payment to Executive in an amount equal to eighteen (18) months of Executive’s then-current base salary plus 150% of the greater of (A) 80% of the Target Bonus for the year in which the transaction occurs and (B) the prior year’s Target Bonus actually earned by Executive, subject to withholdings and deductions, and the vesting of each equity award held by Executive immediately prior to such Change of Control transaction shall accelerate as to all of the then-unvested shares subject to each such award, effective as of immediately prior to the effective time of such Change of Control.

In the event the Company undergoes a Change of Control, Mr. Carney is entitled to receive the following benefits immediately as of the Change of Control:

•
The vesting of each equity award held by Mr. Carney immediately prior to such Change of Control transaction shall accelerate as to 75% of his then-unvested shares subject to each such award, effective as of immediately prior to the effective time of such Change of Control. Notwithstanding the foregoing, in the event of a Change of Control in which either (A) the acquiring or surviving entity does not agree to assume or otherwise continue Mr. Carney’s outstanding equity awards, or (B) the acquiring or surviving entity does assume or otherwise continue Mr. Carney’s outstanding equity awards but such awards cease to cover shares of common stock that are readily tradable on an established securities market, then 100% of the shares subject to each then-outstanding unvested equity award held by Mr. Carney shall become fully vested, and, as applicable, exercisable, effective as of immediately prior to the effective time of such Change of Control.

Further, if following the effective date of a Change of Control (as defined in the employment agreement) either (x) the Company (or its successor) terminates Mr. Carney’s employment without Cause (and other than as a result of Mr. Carney’s death or disability), or (y) Mr. Carney resigns with good reason, and in either such case such event constitutes a “separation from service”, then Mr. Carney shall be eligible to receive the severance benefits described above in the “Severance Benefits” section, except that the vesting acceleration of each then-outstanding, unvested equity award held by Mr. Carney will accelerate as to the greater of (A) the 12 Month Vesting and (B) 75% of Executive’s then-unvested shares. Mr. Carney’s receipt of these benefits is subject to his execution of an effective release of claims in favor of the Company provided.

280G Gross-Up.  The amended and restated employment agreements of Mssrs. Brown and Stibel are modified such that each are now entitled to receive modified a Code Section 280G gross-up in an amount not to exceed $1,000,000.

    The summary of the amended and restated employment agreements set forth above is qualified in its entirety by reference to the text of the amended and restated employment agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement by and between the Company and David L. Brown, dated December 11, 2008.

10.2	Amended and Restated Employment Agreement by and between the Company and Jeff Stibel, dated December 11, 2008.

10.3	Amended and Restated Employment Agreement by and between the Company and Kevin Carney, dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)
Date: December 17, 2008

/s/ Matthew P. McClure
Matthew P. McClure, Assistant Secretary

INDEX OF EXHIBITS

10.1	Amended and Restated Employment Agreement by and between the Company and David L. Brown, dated December 11, 2008.

10.2	Amended and Restated Employment Agreement by and between the Company and Jeff Stibel, dated December 11, 2008.

10.3	Amended and Restated Employment Agreement by and between the Company and Kevin Carney, dated December11, 2008.